EXHIBIT 5.1



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LAW OFFICES
NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
A REGISTERED LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS 400 COLONY SQUARE
SUITE 2200
1201 PEACHTREE STREET, N.E.
ATLANTA, GEORGIA  30361
TELEPHONE (404) 817-6000
TELECOPIER (404) 817-6050


          OTHER OFFICES:
          Charleston, South Carolina
          Charlotte, North Carolina
          Columbia, South Carolina
          Greenville, South Carolina
          Lexington, South Carolina
          Myrtle Beach, South Carolina


December 2, 1996

First Bankshares, Inc.
2833 Main Street
East Point, Georgia  30344


Gentlemen:

     We have acted as counsel to First Bankshares, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, covering the offering of up to 160,000 shares (the "Shares") of the Company's Common Stock, par value $1.00 per share. In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

     This opinion is limited by and is in accordance with, the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

     Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

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First Bankshares, Inc.
December 2, 1996
Page Two




     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                         Very truly yours,
                         NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.


                         /s/  Glenn W. Sturm
                         Glenn W. Sturm, Esq., A Partner